SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 11, 2018

INVUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices)

(650) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2018, Invuity, Inc. (the “Company”) held its annual meeting of stockholders at its headquarters located at 444 De Haro Street, San Francisco, California (the “Meeting”). Present at the Meeting in person or by proxy were holders of 21,671,315 shares of common stock, representing 90.14% of the voting power of the shares of common stock as of April 19, 2018, the record date for the Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.	To elect two Class III directors for a three-year term to expire at the 2021 annual meeting of stockholders.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Withhold	Broker Non-votes
William Burke	9,765,439	4,607,586	7,298,290
Randall Lipps	9,794,010	4,579,015	7,298,290

The aforesaid nominees have been elected as directors for the term set forth above.

2. Ratification of Appointment of Independent Registered Public Accounting

For	Against	Abstentions
21,647,946	22,531	838

The forgoing proposal has been approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.
Date: June 12, 2018
	By:	/s/ James Mackaness
James Mackaness
Chief Financial Officer